Exhibit 24.2

                                                       EXHIBIT 24.2

                   CONSENT OF INDEPENDENT AUDITORS


       We consent to the reference to our firm under the caption "Experts" and the use of our report dated December 3, 1992 except for Note 5, as to which the date is April 1, 1993, with respect to the consolidated statements of operations, shareholders' equity and cash flows of Star Gas Corporation and subsidiaries for the year ended September 30, 1992 in the Registration Statement (Form S-2) and related prospectus of Petroleum Heat and Power Co., Inc. for the registration of $125,000,000 Subordinated Debentures and 3,450,000 shares of Class A Common Stock.


                                          ERNST & YOUNG LLP

  New York, New York
  January 28, 1995